EXHIBIT 5.10

Eldorado Gold Corporation 1188 Bentall 5 550 Burrard Street Vancouver, British Columbia Canada V6C 2B5	TSX: ELD AMEX: EGO Tel: 604.687.4018 • Fax: 604.687.4026 Toll free: 1.888.353.8166 E-mail: info@eldoradogold.com
February 19, 2009
Eldorado Gold Corporation
Suite 1188 — 550 Burrard Street
Vancouver, B.C. V6C 2B5
United States Securities and Exchange Commission
Ladies and Gentlemen,
Re: Registration Statement on Form F-10
I hereby consent to the incorporation by reference in this Registration Statement on Form F-10, filed with the United States Securities and Exchange Commission pursuant to the United States Securities Act of 1933, as amended, of the description of the reports which were prepared under my direct supervision, the description of certain mineral reserves of the Tanjianshan Mine as at December 31, 2007 and the Kisladag Mine as at December 31, 2007 and of extracts from or a summary of the Reports and other information pertaining to the Tanjianshan Mine and to the Kisladag Mine and to the use of my name as a named expert in written disclosure filed by Eldorado Gold Corporation.

Sincerely,
/s/ Norman Pitcher
Norman Pitcher, P. Geo.

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